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                                                                     EXHIBIT 5.1



                                 July 7, 1997



Corsair Communications, Inc.
3408 Hillview Avenue
Palo Alto, California  94304

     Re:  2,587,500 Shares of Common Stock of Corsair Communications, Inc.
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Ladies and Gentlemen:

          We have acted as counsel to Corsair Communications, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 2,587,500 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-1 filed on June 4, 1997 (the "Registration Statement").

          In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's current Amended and Restated Certificate of Incorporation, as amended through the date hereof, the Amended and Restated Certificate of Incorporation, which the Registration Statement contemplates will become effective immediately prior to the issuance and sale of the Shares, the Company's bylaws, as amended through the date hereof, the restated bylaws which the Registration Statement contemplates will become effective immediately prior to the issuance and sale of the Shares and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements set forth in such Documents.

          On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and Prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.
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      Corsair Communications, Inc.                                  July 7, 1997
                                                                          Page 2


          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto.

                                  Very truly yours,



                                  /s/ BROBECK, PHLEGER & HARRISON LLP